UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 26, 2026

Date of Report (Date of earliest event reported)

K2 CAPITAL ACQUISITION CORPORATION

(Exact name of Registrant as specified in its charter)

Cayman Islands	001-43086	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

244 Fifth Avenue Suite #1833 New York, NY	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  +1 (236) 521-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, par value $0.0001 per share, and one right to receive one-fifth of one Class A ordinary share	KTWOU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	KTWO	The Nasdaq Stock Market LLC
Rights, included as part of the units	KTWOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 26, 2026, K2 Capital Acquisition Corporation (the “Registrant”), K2 Capital Sponsor LLC (the “Sponsor”) and the various insiders party thereto entered into Amendment No. 1 to the Letter Agreement dated January 28, 2026. The purpose of Amendment No. 1 was to (A) amend the lock-up provisions applicable to the founders shares after consummation of an initial business combination (the “Business Combination”) to provide that such shares will become transferable upon the earlier of (i) six months following the initial business combination or (ii) the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and other similar transactions) for any 20 trading days within any 30-trading day period commencing at least 150 days after completion of the Business Combination and (B) amend the lock-up provisions applicable to the private placement units after consummation of a Business Combination from 180 days to 30 days.

A copy of Amendment No. 1 is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 to Insider Letter
104	Cover page interactive data file

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 27, 2026

K2 CAPITAL ACQUISITION CORPORATION

	By:	/s/ Karan Thakur
	Name:	Karan Thakur
	Title:	Chief Executive Officer

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